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                                                                    Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is made this 1st day of April, 1997 (this "Agreement") by and between CORPORATE ACCOMMODATIONS, INC., a Florida corporation ("Seller"), LINDA HARPER, the sole shareholder of Seller, (the "Shareholder") and EXECUSTAY, INC. ("Purchase");

                              W I T N E S S E T H:

         WHEREAS, Seller is in the business of leasing and subleasing commercial and residential properties (the "Business");

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, certain assets of the Seller used in the Business upon the terms and conditions hereinafter set forth;

         WHEREAS, the Shareholder is the owner of all of the issued and outstanding stock of Seller and therefore has a beneficial interest in said sale/purchase; and

         WHEREAS, as a condition to purchasing the assets of Seller, Purchaser has requested that, for separate consideration, the Shareholder executes a Non-Competition Covenant and Agreement, and the Shareholder has agreed to do so;

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. SALE AND PURCHASE OF BUSINESS ASSETS. Upon the terms and conditions of this Agreement, at Closing (as defined below), Seller shall deliver, transfer and

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convey to Purchaser, and Purchaser shall purchase and pay for, the assets described in Schedule 1.1 (the "Assets") of Seller and the contracts, leases, purchase orders and related contract rights and leasehold interests described in
Schedule 1.2 (the "Assumed Contracts"). All items of income and expense attributable to the Assumed Contracts shall be allocated between Purchaser and Seller pursuant to the terms of Section 1.3 below.

                  1.1 ASSIGNMENT OF SERVICE CONTRACTS. With respect to the Assumed Contracts, Seller shall, at the Closing (or as soon thereafter as practicable), assign to Purchaser all of the related, underlying contracts for the rental of apartments, furniture, and housewares and all of the related underlying contracts for the provision of electric usage, cable television service, water, sewer, telephone service and so on (all such contracts are referred to hereafter as the "Service Contracts"). Upon such assignment, Purchaser shall (a) be entitled to all of Seller's rights (including the right to the return of all security deposits, if any, paid by Seller), (b) assume all of Seller's obligations, and (c) make all further payments due under the terms of the Service Contracts, as though the named party to each Service Contract.

                  1.2 NON-ASSIGNABLE SERVICE CONTRACTS. The parties hereto recognize that it may be impossible or impractical for Seller to assign all of the Service Contracts. A Service Contract that is impossible or impractical to assign shall be referred to hereafter as a "Non-assignable Service Contract". With respect to each Non-assignable Service Contract, the following shall apply as of the date of Closing

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and thereafter: (a) Seller shall assign its economic rights and obligations with respect to such Contracts; (b) Seller shall remain legally obligated under the terms of such Contracts; (c) Purchaser shall be entitled to all of Seller's rights (including the right to the return of security deposits, if any, paid by Seller), and shall assume all of Seller's financial obligations and make all further payments due by Seller under the terms of the Non-Assignable Service Contracts which accrue on or after the date of Closing; and (d) Purchaser shall indemnify and hold Seller harmless for any claim made against Seller due to the non-payment or non-performance by Purchaser of any financial or other obligation assumed by Purchaser hereunder with respect to each such Non-assignable Service Contract. To the extent not otherwise allocated under Section 1.3 below, Seller shall remain liable for and shall indemnify and hold Purchaser harmless for any claim made against Purchaser with respect to the non-performance or non-payment of any financial or other obligation of Seller with respect to a Non-assignable Service Contract which accrued prior to Closing.

         1.3 ACCRUALS AND ALLOCATIONS. Amounts due or payable on Service Contracts, Non-assignable Service Contracts and all other Assumed Contracts shall be allocated between the Purchaser and the Seller on an accrual basis. All accruals shall be based on the number of calendar days in the term of such Contracts. The Seller's portion shall be equal to that portion of the number of days in the term occurring prior to the Closing Date in relation to the total number of days in the term ("Seller's Term"). The Purchaser's portion shall be equal to that portion of the number of days in the term occurring after the Closing Date in relation to the total

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number of days in the term ("Purchaser's Term"). All accruals shall be allocated between Purchaser and Seller as follows:

                  (a) All prepaid rents and expenses which are properly reflected as assets on Seller's records as of the Closing Date and which are allocated to the Purchaser's Term shall be treated additional Assets to be acquired by Purchaser and shall result in an increase in the Purchase Price under Section 3. below.

                  (b) All accrued but unpaid rents and expenses which are properly reflected as liabilities on Seller's records as of the Closing Date and which are allocated to the Seller's Term shall be treated as liabilities to be assumed by Purchaser under Section 2. (b) below and shall result in a decrease to the Purchase Price under Section 3. below.

                  (c) All prepaid rents and expenses which are properly reflected as liabilities on Seller's records as of the Closing Date and which are allocated to Purchaser's Term shall be treated as a liability to be assumed by Purchaser under Section 2.(b) below and shall result in a decrease to the Purchase Price under Section 3. below.

                  (d) Any security deposit that Seller has placed with regard to an Assumed Contract, with respect to each of which Purchaser shall have the right of return, shall be treated as an additional asset to be acquired by Purchaser and shall result in an increase in the Purchase Price under Section 3. below Conversely, any security deposit that Seller has received with regard to an Assumed Contract and with respect to which the Purchaser has assumed the liability to refund such deposit

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under Paragraph 2. (b) below shall be treated as a liability assumed by
Purchaser and shall result in a decrease in the Purchase Price under Section 3. below.

                  (e) Notwithstanding anything to the contrary in the foregoing, Purchaser shall pay or reimburse Seller for all installation fees and prepaid items paid by Seller, including utility installations, "hook-up" costs, etc., on or after March 20, 1997 with respect to an Assumed Contract executed by Seller on or after such date. Any amount due to Seller under this Section 1.3 (e) shall result in an increase to the Purchase Price under Section 3. below.

         2.       EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.

                  (a) Seller is not selling to Purchaser and Purchaser is not purchasing any of Seller's accounts receivable for amounts due to Seller prior to the Closing or any of the assets listed on Schedule 2 (the "Excluded Assets").

                  (b) Purchaser is assuming only those liabilities of Seller with respect to the Assumed Contracts which have been allocated to Purchaser under Section 1.3 above, specifically including Seller's obligation to refund any security deposits paid to Seller with regard to the Assumed Contracts. Purchaser shall not assume, and Seller shall remain liable for, all of Seller's other liabilities incurred in the operation of the Business through the date of Closing (the "Retained Liabilities").

         3.       PAYMENT AND ALLOCATION OF PURCHASE PRICE; ADJUSTMENTS.

                  3.1 PAYMENT. The Purchase Price for the Assets is Eight Hundred Fifty Thousand and no/100 ($850,000.00) Dollars. The Purchase Price shall be paid in the following manner:

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                  (a) One Hundred Thousand and no/100 ($100,000.00) Dollars (the
"Escrowed Amount") shall be paid by Purchaser to Seller at Closing by certified or cashier's check to be held in an interest bearing joint escrow account by Seller's and Purchaser's counsel, which such Escrowed Amount shall be paid to Seller sixty (60) days after Closing so long as there has been no breach of this Agreement, or any of the covenants, representations or warranties contained herein, by Seller prior to such date, and after taking into account any adjustments to the Purchase Price pursuant to Section 3.3 below. Any interest generated by the Escrowed Amount shall be paid to Seller seven (7) days after the Final Accounting (as defined in and pursuant to Section 3.3 below).

                  (b) Seven Hundred Fifty Thousand and no/100 ($750,000.00) Dollars shall be paid by Purchaser to Seller at Closing by certified or cashier's check.

                  3.2 ALLOCATIONS. The Purchase Price shall be allocated as shown on Schedule 3.2; and Purchaser and Seller agree to file all tax returns, including Federal Form 8594, in a manner which is consistent with such allocation.

                  3.3 ADJUSTMENTS. The Purchase Price shall be increased or decreased in accordance with the terms of Paragraph 1.3 above and the other provisions of this Agreement. In order to take account of all such increases or decreases, the Purchaser and Seller agree to perform the following: (i) an interim accounting of all increases or decreases in the Purchase Price (an "Interim Accounting") within thirty (30) days of the date of the Closing; and
(ii) a final accounting of all increases or decreases in

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the Purchase Price (a "Final Accounting") within sixty (60) days of the date of the Closing.

                  (a) To the extent that the Interim Accounting indicates that the Purchase Price has increased, then Purchaser shall, within seven (7) days thereafter, pay to Seller the amount of the increase. To the Extent that the Interim Accounting indicates that the Purchase Price has decreased, then Seller shall, within seven (7) days thereafter, pay to the Purchaser the amount of the decrease.

                  (b) To the extent that the Final Accounting indicates that the Purchase Price has increased, then Purchaser shall, within seven (7) days thereafter, pay to Seller the amount of the increase. To the extent that the Final Accounting indicates that Purchase Price has decreased, then the amount of such decrease shall be paid to the Purchaser from the Escrowed Amount held pursuant to Paragraph 3.1 (a) above. The portion, if any, of the Escrowed Amount remaining after making payment to Purchaser shall be paid to Seller.

          4.      CLOSING; DELIVERIES.

                  (a) The documents to be transferred and the payments to be made at Closing shall be transferred and made at the offices of Wechsler, Selzer & Gurvitch, Chartered at 10:00 a.m. on April 1, 1997, or at such other time and date as shall be mutually agreed upon by the parties. The term "Closing" shall mean the close of business on such date.

                  (b) At Closing, Seller and the Shareholder shall deliver to Purchaser the following:

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                  (i) All documents necessary to vest clear and good title to the Assets;

                  (ii) All documents necessary to properly assign the Assumed Contracts to Purchaser; (The parties hereby agree that the execution of this Agreement at Closing shall be deemed to satisfy requirements "i" and "ii" of this Section 4(b)).

                  (iii) All documents required to be delivered pursuant to Section ?; and

                  (iv) Any consents required to properly assign the Assumed Contracts to Purchaser.

            (c) At Closing, Purchaser shall deliver to Seller and/or the Shareholder, the following:

                  (i) The Purchase Price to the extent required in Section ?., hereof;

                  (ii) The Employment Contract as described in Section 7.7; and

                  (iii) All documents required to be delivered pursuant to Section ?.

         5. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AND THE SHAREHOLDER. Seller and the Shareholder, individually, jointly and severally, represent, warrant, and covenant as follows, which representations, warranties, and covenants shall continue in full force and effect to and including Closing, and shall survive Closing:

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                  5.1 CORPORATE ORGANIZATION AND GOOD STANDING. Seller is duly organized, validly existing, and in good standing under the Laws of the State of Florida. Seller has the power to own all of its properties and Assets and to carry on the Business as it is now being conducted. Attached hereto as Exhibits ?A and ?B, respectively, are true and correct copies of the Articles of Incorporation and By-Laws of Seller, and all amendments, if any, thereto.

                  5.2 AUTHORIZATION, NO CONFLICTS. The Seller and the Shareholder, as sole shareholder of the Seller, each have the power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and any related agreement by Seller have been duly and validly authorized by the Board of Directors and the Shareholder of Seller and by all other necessary corporate action on the part of Seller. This Agreement and any related agreements constitute the legally valid and binding obligations of Seller and the Shareholder, enforceable against Seller and the Shareholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by Seller and the Shareholder and the execution, delivery and performance of any related agreements and the consummation of the contemplated transactions by Seller and the Shareholder will not violate or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or

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otherwise, under the Articles of Incorporation or By-Laws of Seller or any other contract, commitment or arrangement of Seller or the Shareholder, or result in the imposition or encumbrance against any of the Assets or the Assumed Contracts or violate any law. Except as set forth in Schedule 5.2 attached, the execution and delivery of this Agreement by Seller and the Shareholder and the performance of this Agreement and any related agreements or transactions thereunder by Seller or the Shareholder will not require the consent or approval of any third party.

                  5.3 FINANCIAL STATEMENTS.

                  (a) Seller has delivered to Purchaser:

                           (i) a listing of assets and liabilities relating to
Seller's Business and operations dated __________, which has been prepared in accordance with generally accepted accounting principles (the "Listing of Assets"); and

                           (ii) financial records relating to Seller's Business
and operations for the past two (2) years ending December 31, 1996 (the "Financial Records") (the Financial Records and the Listing of Assets are sometimes hereinafter referred to collectively as the "Financial Statements").

         True and correct copies of the Financial Statements are attached hereto as Exhibit ?. All such Financial Statements are true, correct and accurate in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present in all respects the financial position, results

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of operations, and changes in financial position of Seller at and for the periods specified therein.

                  (b) Since December 31, 1996, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event effecting the Business of Seller or the Assets that has had or may reasonably be expected to have an adverse effect on the Business of Seller or the Assets; nor has there been any casualty, loss, damage or destruction, (whether or not covered by insurance) of any of the Assets or that has involved or may involve a loss to Seller.

                  5.4 [INTENTIONALLY LEFT BLANK.]

                  5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on Schedule ? hereto, Seller has no obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not insured), except for (i) liabilities reflected on Seller's balance sheet as of December 31, 1996, and (ii) liabilities under contracts or commitments described on Schedule ? hereto which have arisen since December 31, 1996, in the ordinary course of business.

                  5.6 ASSUMED CONTRACTS.

                  (a) Schedule ______, contains an accurate and complete list of all the Assumed Contracts and all agreements or commitments of any kind or nature (oral or written) to which Seller is a party or bound and/or relating to its Business. Except as set forth on Schedule ?, Seller is not party to or bound by any other agreement or commitment of any kind or nature relating to its Business. Each Assumed Contract

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is valid and in full force and effect; Seller has duly performed all of its obligations thereunder; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller, as the case may be, or, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any of such Assumed Contracts.

                  (b) With respect to any lease which is an Assumed Contract (a "Lease") and which is not a Non-assignable Service Contract, in addition to the representations set forth in Section 5.6(a), above, Seller represents itself to be the absolute owner of each such Lease with the absolute right and title to assign the Lease and the rents, income and profits due or to become due thereunder, and all security deposits and prepaid rents held by Seller with respect thereto. Seller further represents that all Leases are valid and in full force and have not been modified, amended or terminated, except as stated herein; that there are no outstanding assignments or pledges thereof or of the rents, income and profits due or to become due thereunder; that each lessee is in possession and paying rent and other charges as required under its Lease. Any rents, income, profits, and expenses payable under a Lease, which have been prepaid or otherwise paid in advance, by or to Seller, have been disclosed to Purchaser for allocation pursuant to Section 1.3 above.

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                  5.7 COLLECTIVE BARGAINING AGREEMENTS. Seller is not a party to any collective bargaining or other union contracts and its employees are not represented by any union. There are no currently pending or threatened labor disputes, disturbances, or elections between Seller and any of its employees, or between Seller and any union representing or seeking to represent its employees, nor have there been any such disputes, disturbances, or elections within three
(3) years preceding the date hereof, other than routine grievances of individual employees, and there is no basis for any such dispute or disturbances.

                  5.8 TITLE TO ASSETS. Seller has, and will continue to have at closing, good and marketable and unencumbered title to all the Assets and the Assumed Contracts, free and clear of mortgages, security interests, liens, pledges, charges, encumbrances, equities and claims. Except with respect to the Non-assignable Service Contracts, Seller has the right, power, and authority to sell, convey, assign, transfer and deliver the Assets and the Assumed Contracts to Purchaser in accordance with the terms of this Agreement. The Assets, as applicable, are in a good state of maintenance and repair except for ordinary wear and tear and are adequate for use in the business of Seller and said Assets and the uses thereof do not violate any law.

                  5.9 TRADE NAME. Seller is and will be at Closing the sole and exclusive owner of the trade name CORPORATE ACCOMMODATIONS, INC. and any and all other tradenames used in connection with the operation of its business and all designs, permits, labels, packages, and displays used in connection therewith

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(collectively, the "Trade Name"). Seller and the Shareholder represent and warrant that no other person or entity including, but not limited to, any officer, director, shareholder, employee, or consultant of Seller has any right, title, or interest in and to the Trade Name. There are no asserted claims or litigation or threatened claims or litigation challenging Seller's right, title, and interest in and to the Trade Name and Seller has the right, power and authority to sell, convey and assign to Purchaser the Trade Name. Seller's use of the Trade Name does not violate any rights of others.

                  5.10 PERMITS. Schedule _____ sets forth all permits, licenses, authorizations or certificates of authority or related approvals (collectively, "the Permits") that are held by Seller, and that are required by any governmental entity to allow it to conduct the business of Seller, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. All Permits shall be transferred to Purchaser on or before the Closing Date. No suspension, cancellation or termination of any of such Permits is threatened or imminent.

                  5.11 LEGAL MATTERS. There is no suit, action, arbitration, legal, administrative or other proceeding or governmental investigation pending or threatened against, or with respect to Seller and its business, operations, affairs, or its properties, assets or liabilities which might have an adverse effect on the business, operations, prospects, properties, contracts, or condition (financial or otherwise) of Seller, or which might effect or restrict Seller's ability to consummate the

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transactions contemplated at Closing hereby, and, there is no basis for any such suit, action, arbitration, proceeding, or investigation. There is no judgment, order, injunction, or award or decree of any court, governmental authority, or regulatory agency to which Seller is subject, and Seller is not in violation of any Federal, State, or local law or regulation including, without limitation, those relating to labor, antitrust, civil rights or equal protection of the law which effect the operation of the Business of Seller.

                  5.12 INSURANCE. Schedule 5.12, contains an accurate and complete list of all insurance policies maintained by the Corporation with respect to its Assets, properties, and Business. Since December 31, 1996, there has not been any adverse change in Seller's relationship with insurers or with the coverage or premiums payable with respect to any of Seller's insurance policies. Seller has received no notice from its liability insurer that such insurer may refuse to cover all losses. Seller is insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all the insurance policies and bonds maintained by Seller with respect to the business of Seller are in full force and effect. Seller is not in default under any such policy or bond, and there is no such claims threatened or outstanding against such insurance policies.

                  5.13 TAXES. Seller has filed or caused to be filed within the time and within the manner prescribed by law, including extensions, all Federal, state, local and foreign tax returns which are required to be filed by or with respect to, any taxes of Seller or its Business. Seller has paid all taxes reflected in all such returns and

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reports and the information requested in such returns and reports are true and correct in all material respects. All taxes payable by, or due from, Seller have been fully paid or adequately provided for in the books and Financial Statements of Seller. There are not outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Seller.

                  There are no known or proposed penalties, interest, or deficiency assessments in respect to Federal income tax returns or other tax returns filed by Seller. There are no examinations by the Internal Revenue Service ("IRS") or other tax authority for any years pending with respect to or which could effect Seller. Federal and state tax returns of Seller have never been audited by the respective tax authorities and no deficiencies have been asserted thereby; Seller has not executed or filed with the Internal Revenue Service or other authority any agreement, extending the period for assessment and collection of any Federal or other tax, nor is Seller party to any action or proceeding by any government authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against Seller.

                  5.14 EMPLOYEE BENEFITS AND CONTRACTS. Except as specified on
Schedule 5.14, Seller does not provide or is not obligated to provide benefits to any employee or former employee of Seller under an "Employee Benefit Plan" (as such term is defined in Section 3.3 of the Employee Retirement Income Security Act of 1974, as amended through the date of this Agreement ("ERISA")). Purchaser is not

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assuming any obligations with respect to employment matters or employee benefits of:

                           (i) Seller;

                           (ii) or any member of the group, trades or businesses
(whether or not incorporated) of which Seller is or may be a member, and which are under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended ("Code").

                  The entities described in Subsections (i) and (ii) above are referred to herein as the "Control Group". By way of example and not by way of limitation, Purchaser is not assuming any obligations of a Control Group with respect to: (i) any employee benefit plan, as defined in Section 3(3) of ERISA (whether a welfare plan, pension plan or single employer plan (as such terms are defined in ERISA), (ii) any collective bargaining agreement, (iii) any severance or vacation pay plan or arrangement, (iv) any medical or dental plan or arrangement, (v) any disability plan or arrangement (whether or not self insured, (vi) any employment agreement (whether written, oral or implied), (vii) any claim of a right to indemnity by any fiduciary of any employee benefit plan,
(viii) any excise tax imposed under the applicable provisions of the Code, (ix) any civil penalty under ERISA, (x) any amount payable to the Pension Benefit Guaranty Corporation, or (xi) withdrawal liability for a multi-employer or multiple employer plan. Seller agrees to indemnify and hold Purchaser harmless from any costs or obligation (including reasonable attorneys fees) imposed on Purchaser or its successors or its affiliates with respect to

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employment matters and employee benefits, including such costs as Purchaser or its successors or its affiliates may incur in defending a claim or demand with respect to such employment matters and employee benefits.

                  5.15 BROKERS. No brokers, finders, or other persons have been engaged, or brokers' fees, finders' fees, or commissions incurred, by either Seller or the Shareholder in connection with the transactions contemplated by this Agreement.

                  5.16 NEGATIVE COVENANTS. Since December 31, 1996, to the date hereof, there has not been and prior to Closing there will not be (except with the prior approval of Purchaser or as specifically permitted or required by this Agreement):

                  (a) any material adverse change in the financial condition, net worth, assets, liabilities, personnel, business, or results of operations of Seller;

                  (b) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely effecting Seller, its Business, the Assets or the Assumed Contracts;

                  (c) any loans to or borrowings by Seller or pledge with respect to Assets or the Assumed Contracts;

                  (d) any other event or condition of any character pertaining to or materially and adversely affecting Seller, its Business, the Assets or the Assumed Contracts;

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                  (e) any loan, guarantee, gift, bonus, pension, retirement, insurance, death or other fringe benefit accrued, paid, or granted to any employee of Seller;

                  (f) any amendment to the Articles of Incorporation or By-Laws of Seller or any merger or consolidation of Seller;

                  (g) any issuance, sale or acquisition of any shares, equity securities, securities convertible into equity securities, warrants, options or other securities or rights to acquire securities by Seller, directly or indirectly, or any declaration or payment of dividends with respect thereto, or grant or issuance of any options, warrants, calls or commitments of any kind in respect thereto;

                  (h) any sale, lease, abandonment, or other disposition by Seller of any of its Assets, other than in the ordinary course of business;

                  (i) any waiver by Seller of any claim or right having substantial value;

                  (j) any agreement or commitment by Seller to incur any additional obligation or liability, absolute or contingent, except current liabilities incurred, or obligations under contracts entered into, in the ordinary course of business;

                  (k) any decrease in Seller's assets or net worth, other than in the ordinary course of business; or

                  (l) any transaction by Seller other than in the ordinary course of its business.

                  5.17 SUPPLEMENTS TO SCHEDULES. From time to time after the date of this Agreement and prior to Closing, Seller or the Shareholder will promptly

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inform Purchaser in writing and supplement or amend any Schedules or
Exhibits to this Agreement, if any matter arises which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule or Exhibit or it becomes necessary to correct any information in such Schedule or Exhibit which has become inaccurate; provided, no Schedule or Exhibit may be supplemented or amended without the written consent of Purchaser.

                  5.18 BEST EFFORTS. Seller and the Shareholder from the date of this Agreement until the closing date will (i) use their best efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency, or third party required to be obtained or made by or in connection with this Agreement for the taking of any action in the connection with the consummation thereof, (ii) duly comply with all applicable laws as may required for the valid and effective sale and transfer of the assets and assumed contract and for the performance for all of the acts and all things consummated by this Agreement and (iii) take all action necessary and appropriate to preserve and protect the value and utility of the acquisition assets and assumed contracts including, without limitation the maintenance insurance policies.

                  5.19 NOTIFICATION. Seller and Shareholder shall give prompt notice to Purchaser of (i) any event or alleged event which would constitute a default under this Agreement or which would cause any warranty or representation of Seller or the Shareholder under this Agreement to be untrue or misleading, or
(ii) any notice or other communication from any third party alleging that the consent from any such third party is or may be required with respect to the transactions contemplated in this Agreement.

                  5.20 EXCLUSIVITY. Until this Agreement is terminated, if it is terminated, Seller and Shareholder will not discuss a possible merger, sale or other distribution of all or any part of the Assets or Assumed Contracts (a "Sale") with any other person or provide any information to any other person regarding Seller, other than (i) such information provided to its legal counsel, investment advisors, accountants and other representatives acting in a fiduciary capacity or (ii) information which is traditionally provided in the regular course of its business operations to third parties where Seller and Shareholder have no reason to believe that such information may be utilized to evaluate a possible Sale. Seller and the Shareholder represent that Seller is not a party to or bound by any Agreement with respect to a Sale other than this Agreement.

                  5.21 STATEMENTS TRUE AND COMPLETE. No representation or warranty of Seller or the Shareholder in this Agreement, nor any statement or certificate furnished or to be furnished to Purchaser pursuant thereto, in connection with the transactions contemplated hereby, contain or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading. All representations and warranties of Seller and the Shareholder shall survive the Closing.

         6. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PURCHASER. Purchaser represents, warrants, and covenants as follows, which representations, warranties, and covenants shall continue in full force and effect to and including Closing, and shall survive Closing:

                  6.1 CORPORATE ORGANIZATION AND GOOD STANDING. Purchaser is duly organized, validly existing, and in good standing under the Laws of the State of Maryland.

                  6.2 AUTHORITY; APPROVAL OF TRANSACTIONS. Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action. No other corporate proceeding is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  6.3 NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, or decree to which Purchaser is a party or by which it is bound. This Agreement has been duly executed and delivered by Purchaser and constitutes its valid and binding obligation.

                  6.4 NO JUDGMENTS, ORDERS, OR INJUNCTIONS. There is no judgment, order, injunction, or decree of any Court, governmental authority or regulatory agency to which Purchaser is subject, which might adversely affect or restrict its ability to consummate the transactions contemplated hereby.

                  6.5 NO THREATENED OR PENDING PROCEEDINGS. There is no suit, action, arbitration, or legal, administrative or other proceedings or governmental investigation, pending or, to the best knowledge of Purchaser, threatened against or related to it which might adversely affect or restrict its ability to consummate the transactions contemplated hereby.

                  6.6 BROKERS. No brokers, finders, or other persons have been engaged, or brokers' fees, finders' fees, or commissions incurred, by Purchaser in connection with the transactions contemplated by this Agreement.

                  6.7 STATEMENTS TRUE AND COMPLETE. No representation or warranty of Purchaser, nor any statement or certificate furnished or to be furnished to Seller or the Shareholder, pursuant hereto, in connection with the transactions contemplated hereby, contain or will contain any untrue statement of a fact or omit or will omit to state a fact necessary to make the statements contained herein or therein not misleading. All representations and warranties of Purchaser shall survive closing.

         7. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligations hereunder are subject to the fulfillment prior to or on Closing of each of the following conditions, the performance of any of which may be waived in writing by Purchaser.

                  7.1 REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING. The representations and warranties of Seller and the Shareholder contained in this Agreement, including the Exhibits and Schedules (as supplemented) thereto, shall be true in all respects on Closing as though such representations and warranties were made as of such time.

                  7.2 COMPLIANCE. Seller and the Shareholder shall have performed and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed and complied with by each of them prior to or on Closing.

                  7.3 DUE DILIGENCE RESULTS. Nothing shall have come to the attention of Purchaser or its agents in the course of its due diligence investigation pursuant to Section ?., below, or otherwise which demonstrates that any of the representations or warranties of Seller is inaccurate or incomplete.

                  7.4 OPINION OF COUNSEL. Seller and the Shareholder shall have delivered to Purchaser an opinion of counsel, dated as of Closing, in form and substance reasonably satisfactory to Purchaser and its counsel, to the effect that:

                           (i) Seller is a corporation duly organized, validly
existing, and in good standing under the laws of the State of Florida, and has the corporate power to own its properties and conduct its businesses in the places where such properties are located and such businesses are conducted.

                           (ii) This Agreement, and any other agreement executed
in connection herewith have been duly executed and delivered, where necessary, by Seller and the Shareholder, and constitute their valid, legally binding obligations in accordance with their respective terms except that such enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, or similar laws now or hereafter in effect affecting creditors' rights generally; and specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement
and any other agreement in connection herewith, and the consummation of the transactions contemplated hereby or thereby will not result in any breach in the terms or conditions of, or constitute a default under, any instrument or obligation to which Seller or the Shareholder, are a party or are bound, or by which Seller or the Shareholder may be bound, or violate any existing statute, order, writ, injunction, or decree of any court, administrative agency, or governmental body.

                           (iv) The execution and delivery of this Agreement is
sufficient and effective to vest in Purchaser all right, title, and interest of Seller in and to the Assets and the Assumed Contracts, free and clear of all mortgages, liens, encumbrances, charges, security interests, or restrictions of any kind, except to the extent set forth in this Agreement.

                           (v) To their knowledge, such counsel does not know of
any pending or threatened legal, administrative, arbitration, or other proceeding or governmental investigation affecting Seller, nor any violation by Seller of any law, statute, ordinance or regulation, or any federal, state or local law, including, without limitation, those relating to antitrust, civil rights, or the equal protection of the law, nor of any notice of violation of such laws, statutes, ordinances, or regulations having been received by Seller.

                  7.5 NON-COMPETITION COVENANT AND AGREEMENT OF THE SHAREHOLDER. The Shareholder shall have executed and delivered to Purchaser the Non-Competition Covenant and Agreement attached hereto as Exhibit 7.5., the execution and delivery of such Agreement is a material inducement to the Purchaser to enter into this Agreement,

                  7.6 LEASE. Seller shall have caused the lease covering Seller's Business located at 901 Douglas Avenue, Suite 200, Altamonte Springs, Florida to have been assigned by Seller to Purchase on terms acceptable to Purchaser.

                  7.7 EMPLOYMENT CONTRACT. Purchaser and Shareholder shall have executed an employment contract for services to be performed by Shareholder for

Purchaser, commencing on the Closing Date, substantially in the form of Exhibit
7.7 attached hereto.

         8. CONDITIONS TO SELLER'S OBLIGATIONS. Seller's obligations hereunder are subject to the fulfillment prior to or on Closing of each of the following conditions, the performance of any of which may be waived in writing by Seller.

                  8.1 REPRESENTATIONS AND WARRANTIES TRUE ON CLOSING. Purchaser's representations and warranties, contained in this Agreement, shall be true in all respects on Closing as though such representations and warranties were made as of such time.

                  8.2 COMPLIANCE. Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on Closing.

         9. INVESTIGATION OF SELLER. Purchaser may at any time prior to Closing, though its representatives, accountants, or counsel, make such investigation of Seller as Purchaser deems necessary or advisable, and its representatives shall have access to both Seller's premises as is mutually agreeable and to such books! records and documents as Purchaser shall reasonably request. Purchaser shall be furnished such operating data and other information as it may request. Such investigation by Purchaser shall not affect the representations, warranties or covenants or Seller hereunder.

         10. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing: (a) by unanimous consent of

Seller and Purchaser; or (b) by Purchaser if, as a result of its investigation made pursuant to Section 9, above, Purchaser in its sole discretion notifying the Seller that it has determined not to proceed to Closing on this Agreement. Except as otherwise provided herein, termination of this Agreement pursuant to this Section ? shall terminate all obligations of the parties hereunder.

         In the event that Purchaser notifies Seller that it is terminating this Agreement pursuant to this Section 10, Purchaser shall pay or reimburse Seller for Seller's reasonable legal and accounting fees in accordance with the provisions of the Agreement executed by the parties which is attached hereto as
Exhibit 10.

         11.      INDEMNIFICATION.

                  11.1 INDEMNIFICATION BY SELLER AND THE SHAREHOLDER. In addition to any other indemnification contained in this Agreement, Seller and the Shareholder, individually, jointly and severally, covenant and agree with Purchaser to indemnify Purchaser, its directors, officers, shareholders, and lenders, their successors and assigns, and hold them harmless from, against, and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages, and expenses (including interest which may be imposed in connection therewith, court costs, and reasonable fees and disbursements of counsel) (collectively, "Damages"), incurred by any of them in connection with:

                  (a) all liabilities or obligations of or claims against Purchaser of any nature, including in connection with any contracts or agreements entered into by Seller prior to Closing, whether accrued, absolute, contingent, or otherwise, attributable to any state of facts or event existing or occurring on or before Closing (whether known or unknown to Seller or the Shareholder) other than any such liabilities incurred in connection with the Assumed Contracts which have been specifically assumed by Purchaser.

                  (b) any misrepresentation, omission, or breach of any of the representations, warranties, covenants, or agreements made by Seller or the Shareholder in this Agreement, in the Exhibits or Schedules hereto, or any agreements delivered in connection with the transactions contemplated hereby;

                  (c) the Retained Liabilities; or

                  (d) any action, suit, proceeding, compromise, settlement, assessment, or judgment arising out of or incident to any of the matters indemnified against in this Section _____.

                  11.2 INDEMNIFICATION BY PURCHASER. In addition to any other indemnification contained in this Agreement, Purchaser covenants and agrees with Seller to indemnify Seller, its directors, officers, shareholders, and lenders, their successors and assigns, and hold them harmless from, against, and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages, and expenses (including interest which may be imposed in connection therewith, court costs, and reasonable fees and disbursements of counsel) (collectively, "Damages"), incurred by any of them in connection with:

                  (a) any misrepresentation, omission, or breach of any of the representations, warranties, covenants, or agreements made by Purchaser in this

Agreement or in any agreement delivered in connection with the transactions contemplated hereby; or

                  (b) the obligation of Purchaser to pay any liabilities allocated to Purchaser and/or specifically assumed by Purchaser; or

                  (c) any action, suit, proceeding, compromise, settlement, assessment, or judgment arising out of or incident to any of the matters indemnified against in this Section _____.

                  11.3 RIGHT TO DEFEND, ETC. Within seven (7) days after the written assertion against an Indemnified Party by a third person of a claim or liability which would entitle the Indemnified Party to Damages, the Indemnified Party shall give written notice of the claim to the party obligated to indemnify it ("Indemnifying Party"). Failure to give such notice, or any delay prejudicial to the interests of the Indemnifying Party, shall relive the Indemnifying Party of any obligation of indemnification with respect to such claim or liability. Upon receipt of timely notice, the Indemnifying Party shall undertake the responsibility for the defense of such claim, at its own expense. If, within seven (7) days after delivery of the notice of claim by the Indemnified Party, the Indemnifying Party fails to advise the Indemnified Party of its agreement to consent and defend against any such claim, or if the Indemnifying Party does not participate in such litigation, proceedings, or settlement negotiations, for any reason, then the Indemnified Party shall have the right, at the Indemnifying Party's expense, to take such action as it deems appropriate to defend, contest, settle, or compromise any such claim or liability, and the Indemnifying Party agrees to be bound by any and all rulings, judgments, compromises, and settlements reached by the Indemnified Party in good faith, in the same manner as if it has participated therein.

                  11.4 PAYMENT.

                  (a) Each Indemnifying Party agrees to reimburse each Indemnified Party within thirty (30) days after presentation of an itemized statement of Damages incurred by such Indemnified Party.

                  (b) If payment is not made within such thirty (30) day period, the Indemnified Party may offset such Damages against any amounts owed by it to the Indemnifying Party.

                  11.5 SETTLEMENT. Except as provided in subsection ?, no Indemnified Party shall be entitled to indemnification under this Section 11 if such Indemnified Party voluntarily makes any payment in respect of, settles, or offers to settle, or consents to any compromise or admits liability with respect to, any third-party claim without the prior consent (which consent shall not be unreasonably withheld) of the Indemnifying Party.

         12. FURTHER ASSURANCES. Seller and the Stockholders shall, at any time and from time to time on and after the Closing Date, upon request by Purchaser and without further consideration, take such actions or cause others to do so, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all transfers, conveyances, powers of attorney and assurances, as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming to Purchaser, or its respective successors and assigns, or for aiding and assisting in collecting or reducing to possession, the Assets, and any or all of the Stockholder's obligations under this Agreement, and to assist Purchaser in exercising any rights with respect thereto.

         13. RISK OF LOSS. If, prior to Closing, any of the Assets or Assumed Contracts are destroyed or damaged, such loss shall be borne solely by Seller.

         14. SALES TAXES. Seller shall pay or have reduced from the Purchase Price otherwise payable to Seller all sales, transfer, excise and documentary taxes, and all recordation and filing fees, if any, payable in connection with the transactions contemplated hereby.

         15. MISCELLANEOUS.

            15.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties herein shall survive the execution of this Agreement and no representations, warranty or covenant shall be deemed to be merged in any closing document unless expressly otherwise agreed to in writing.

            15.2 GOVERNING LAW; VENUE. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the internal laws, and not the law of conflicts, of the State of Florida. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the Courts of the State of Florida.

                  15.3 TIME IS OF THE ESSENCE. Time is material and of the essence with regard to the performance of all obligations and the payment of all sums pursuant to this Agreement.

                  15.4 EXPENSES. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement.

                  15.5 HEADINGS. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the sections in which they appear.

                  15.6 INCORPORATION OF EXHIBITS AND SCHEDULES. Each of the Exhibits and Schedules attached hereto is by this reference incorporated herein and made a part of this Agreement.

                  15.7 NOTICES. Any notice or other communication required, permitted or desirable hereunder, shall be sufficiently given if sent by United States Mail, postage prepaid, addressed as follows:

                  SELLER:                    Linda Harper, President
                                             Corporate Accommodations, Inc.
                                             901 Douglas Avenue
                                             Suite 200
                                             Altamonte Springs, FL  32714

                  With Copy To:              Steven Kane, Esquire
                                             Kane & Koltun
                                             1061 Maitland Center Commons
                                             Suite 106
                                             Maitland, FL  32751

                  PURCHASER:                 Gary R. Abrahams, President
                                             Execustay, Inc.
                                             7595 Rickenbacker Drive
                                             Gaithersburg, MD  20879

                  With Copy To:              Wechsler, Selzer & Gurvitch,
                                              Chartered
                                             4550 Montgomery Avenue
                                             Suite 900N
                                             Bethesda, MD  20814
                                             Attn:  David A. Wechsler, Esq.

                  15.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  15.9 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules attached hereto, sets forth the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to, attached hereto or contained herein. This Agreement cannot be waived, modified or changed except by a writing signed by all of the parties hereto.

                  15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and/or by facsimile signature, any one of which need not contain the signatures of more than one party, but each of which shall constitute an original and all such counterparts taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.

PURCHASER:                                   SELLER:



EXECUSTAY, INC.                              CORPORATE ACCOMMODATIONS,
                                             INC.



By:  /s/ Gary R. Abrahams                    By:  /s/ Linda Harper
     -------------------------                    ------------------------------
      Gary R. Abrahams,                           Linda Harper,
      President                                   President



                                             THE SHAREHOLDER:



                                             By:  /s/ Linda Harper
                                                  ------------------------------
                                                  Linda Harper
                                                  Individually